CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our report dated October 16, 2025, relating to the financial statements and financial highlights of American Century® California Municipal Bond ETF, American Century® Diversified Corporate Bond ETF, American Century® Diversified Municipal Bond ETF, American Century® Multisector Floating Income ETF, American Century® Multisector Income ETF, American Century® Quality Diversified International ETF, American Century® Select High Yield ETF, American Century® Short Duration Strategic Income ETF, American Century® U.S. Quality Growth ETF and American Century® U.S. Quality Value ETF, each a series of American Century ETF Trust, appearing in Form N-CSR of American Century ETF Trust for the year ended August 31, 2025, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 20, 2026